UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481903
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with a syndication of the loan outstanding under the Prior Credit Agreement (defined below), on May 2, 2007, Iconix Brand Group, Inc. (the “Registrant”) entered into a $212,500,000 Amended and Restated Credit Agreement (the “Credit Agreement”) with Lehman Brothers Inc. and Lehman Commercial Paper Inc. The Credit Agreement amends and restates the $212,500,000 Credit Agreement, dated as of March 30, 2007 (the “Prior Credit Agreement”), which the Registrant entered into with Lehman Brothers Inc. and Lehman Commercial Paper Inc. The $212,500,000 secured term loan borrowed by the Registrant under the Prior Credit Agreement is now governed by the Credit Agreement. The Registrant entered into the Prior Credit Agreement in connection with its acquisition of certain assets and rights related to the business of licensing and brand managing the Rocawear® names, brands, trademarks, intellectual property and related names worldwide. The Registrant paid fees customary for transactions of this type. The loan outstanding under the Credit Agreement will mature on March 30, 2013 (the “Maturity Date”). The principal will be repayable in equal quarterly installments in annual aggregate amounts equal to 1.00% of the initial aggregate principal amount of the loan for the first five years and nine months (with any remaining unpaid principal balance to be due on the Maturity Date). Subsidiaries of the Registrant have guaranteed obligations of the Registrant under the Credit Agreement pursuant to a guarantee and collateral agreement.

The Credit Agreement contains certain financial and non-financial covenants relating to the Registrant and certain of its subsidiaries. The Credit Agreement also contains certain events of default, including without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to indebtedness in excess of specified amounts, events of bankruptcy and insolvency, certain ERISA events, judgments in excess of specified amounts, impairments to guarantees, termination of certain specified license agreements and a change of control. The loan may be prepaid at any time in whole or in part at the option of the Registrant, without premium or penalty. All amounts outstanding under the Credit Agreement will bear interest, at the Registrant’s option, at the LIBOR or the Base Rate (i.e., the greater of prime rate and the federal funds rate plus 0.50%), plus an applicable margin of 2.25% and 1.25%, respectively.

The description of the Credit Agreement and related guarantee and collateral arrangements does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as an exhibit to this Report. The Credit Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Registrant or the other parties thereto. The Credit Agreement contains representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreement. In addition, the Credit Agreement is modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in the Registrant's public disclosures.

Item 2.02 Results of Operations and Financial Condition

On May 1, 2007 the Registrant issued a press release announcing its financial results for the fiscal quarter ended March 31, 2007. A copy of the Registrant’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

Exhibit 10.1*
Amended and Restated Credit Agreement dated as of May 2, 2007 by and among the Registrant, Lehman Brothers Inc., as Arranger, and Lehman Commercial Paper Inc., as Lender, as Syndication Agent and as Administrative Agent.

Exhibit 10.2*	Guarantee and Collateral Agreement made by the Registrant and certain of its subsidiaries in favor of Lehman Commercial Paper Inc., as Administrative Agent.

Exhibit 99.1	Press Release of the Registrant dated May 1, 2007.

*
The Registrant has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC.
(Registrant)

By: /s/ Warren Clamen
Warren Clamen
Chief Financial Officer

Date: May 7, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 10.1*
Amended and Restated Credit Agreement dated as of May 2, 2007 by and among the Registrant, Lehman Brothers Inc., as Arranger, and Lehman Commercial Paper Inc., as Lender, as Syndication Agent and as Administrative Agent.

Exhibit 10.2*	Guarantee and Collateral Agreement made by the Registrant and certain of its subsidiaries in favor of Lehman Commercial Paper Inc., as Administrative Agent.

Exhibit 99.1	Press Release of the Registrant dated May 1, 2007.

*
The Registrant has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.